Exhibit 99.1
News Release
One First Financial Plaza, Terre Haute, IN 47807 • (812) 238-6000

FOR IMMEDIATE RELEASE	For more information contact:
May 20, 2008	Michael A. Carty at (812) 238-6000
First Financial Corporation Declares Semi-Annual Dividend
TERRE HAUTE, INDIANA — The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 44 cents per share payable on July 1, 2008, to shareholders of record at the close of business June 16, 2008. Today’s declaration increases the total dividend paid in 2008 to 88 cents per share, a 2.3% increase from 2007.
Donald E. Smith, Chairman, noted that the corporation’s performance has made it possible to increase dividends to shareholders for 20 consecutive years.
“First Financial Corporation’s focus is on both quality and consistency in earnings,” he said. “We believe that our disciplined approach to the delivery of financial products and services, along with our diligent efforts to control costs, combine to yield positive results for shareholders.”
First Financial Corporation is the holding company for First Financial Bank N.A., with 48 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.